Exhibit (17)(a)
FORM OF CONSENT OF BMO PARTNERS FUND, L.P.

To vote by Telephone

     1)        Read the Proxy Statement and have the proxy card below at hand.
     2)        Call 1-800-943-6786 on any business day between the hours of 8:00am EST and 6:00pm EST
     3)        Provide your name, personal identification number, and your voting selection to the telephone representative.

             To vote by Mail

     1)        Read the Proxy Statement.
     2)        Check the appropriate boxes on the proxy card below.
     3)        Sign and date the proxy card.
     4)        Return the proxy card in the envelope provided.
                                                                            KEEP THIS PORTION FOR YOUR RECORDS

  DETACH AND RETURN THIS PORTION ONLY

This written consent is solicited on behalf of the General Partner of BMO Partners Fund, L.P. (the “Partnership”) for the Partnership to enter into the Agreement and Plan of Reorganization by and among (1) the Partnership, (2) Beck, Mack & Oliver, LLC, the general partner of the Partnership, and (3) Forum Funds (“Forum”), a registered investment company, on behalf of Beck, Mack & Oliver Partners Fund (the “Acquiring Fund”), a series of Forum (the “Plan”).

Under the Plan, the Partnership will: (1) transfer its assets and liabilities to the Acquiring Fund, in exchange solely for shares of the Acquiring Fund and the Acquiring Fund’s assumption of certain of the Partnership’s liabilities and (2) the Partnership will then distribute the shares received from the Acquiring Fund proportionately to its partners and terminate (the “reorganization”).

The undersigned, being a Limited Partner of the Partnership as of November 3, 2009, has placed an “X” on the appropriate line below to indicate its consent for the Partnership to enter into the Plan.

____ Approve ____ Disapprove ____ Abstain Name of Limited Partner: ______________________ Signature of Limited Partner: ______________________ Dated as of: ______________________

PLEASE RETURN TO:

BMO PARTNERS FUND, L.P.
360 MADISON AVENUE, 18TH FLOOR
NEW YORK, NEW YORK 10017